CONSENT OF MCGLADREY & PULLEN, LLP



The Board of Directors
Cumulus Media Inc.

     We hereby consent to the use in this Registration
Statement on Form S-8 of our report, dated February 11, 1998, except for Note 12 as to which the date is February 19, 1998, relating to the combined financial statements of JKJ Broadcasting, Inc., Missouri River
Broadcasting, Inc., Ingstad Mankato, Inc., James
Ingstad Broadcasting, Inc. and Hometown Wireless, Inc.


/s/  McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Pierre, South Dakota
July 10, 1998